UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2019

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2019, the Board of Directors (the “Board”) of Bicycle Therapeutics plc (the “Company”),  upon the recommendation of the Nominating & Corporate Governance Committee of the Board, voted to elect Janice Bourque and Richard Kender to the Board, effective immediately. Ms. Bourque will serve as a Class I director, as Chair of the Nominating & Corporate Governance Committee of the Board, and as a member of each of the Audit and Compensation Committees.  Mr. Kender will serve as a Class III director, as Chair of each of the Audit Committee and the Compensation Committee of the Board, and as a member of the newly-formed Strategic Committee.

Ms. Bourque is a Managing Director in Hercules Capital’s life sciences group and brings to the Company’s board more than 25 years of life science experience and a focus on emerging growth stage companies. Previously, Ms. Bourque has consulted for Commons Capital, served as Senior Vice President and Group Head Life Sciences at Comerica Bank and was President and Chief Executive Officer of the Massachusetts Biotechnology Council. Ms. Bourque currently serves on the Board of Directors, is Chair of the Audit Committee and member of the Nominating/Governance/Compensation Committee of The Village Bank and is an Independent Director, Chair of Nominating and Governance Committee and Member of the Audit Committee of Poxel SA. Ms. Bourque has also served as Director of the MIT Koch Institute for Integrative Cancer Research. She holds a B.S. in veterinary science and an MBA in finance and accounting from the University of New Hampshire.

Mr. Kender has had an extensive career in the pharmaceutical industry, most recently serving as Senior Vice President of Business Development and Corporate Licensing at Merck & Co., Inc. from 2000 until his retirement in 2013. During his career at Merck, Mr. Kender was greatly influential across Business Development, Licensing and in finance roles that supported the domestic and international research, commercial and manufacturing divisions. Mr. Kender currently serves on the Board of Directors and Audit Committee of Seres Therapeutics and on the Board of Directors and Audit Committee of Poxel SA. Mr. Kender earned his B.S. in accounting from Villanova University and his MBA from Fairleigh Dickinson University.

There are no arrangements or understandings between either Ms. Bourque or Mr. Kender and any other person pursuant to which Ms. Bourque or Mr. Kender were elected as a director.  Neither Ms. Bourque nor Mr. Kender has family relationships with any of the Company’s directors or executive officers, and neither of them has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Ms. Bourque and Mr. Kender will be paid compensation in the same manner as the Company’s other non-employee directors in accordance with the Company’s Non-Employee Director Compensation Policy. Ms. Bourque will receive (i) annual cash compensation of $40,000 for her service as a director and (ii) annual cash compensation of $8,000, $8,500, and $6,500 for her service as Chair of the Nominating & Governance Committee, a member of the Audit Committee, and a member of the Compensation Committee, respectively.  Mr. Kender will receive (i) annual cash compensation of $40,000 for his service as a director and (ii) annual cash compensation of $17,000, $13,000 and $30,000 for his service as Chair of the Audit Committee, Chair of the Compensation Committee, and a member of the Strategic Committee, respectively.

Each of Ms. Bourque and Mr. Kender is also eligible for an equity award of 23,798 ordinary shares, nominal value £0.01 per share, of the Company (the “Initial Grant”), which will be granted at a future meeting of the Board.  The Initial Grant will vest in equal annual installments over three years from the date of appointment to the Board, subject to continued service as a director through the applicable vesting dates. The Initial Grant is subject to full accelerated vesting upon the sale of Company.  The Company will also reimburse reasonable out-

of-pocket expenses incurred by Ms. Bourque and Mr. Kender for their attendance at meetings of the Board or any committee thereof.

In connection with their appointments to the Board, each of Ms. Bourque and Mr. Kender has entered into the Company’s standard form of deed of indemnity, a copy of which was filed as Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-231076) filed with the Securities and Exchange Commission on May 13, 2019.

Additionally, the Board has initiated an orderly transition process that will ultimately result in a reduction in Board size.  On July 18, 2019, Deborah Harland advised the Company of her intent to resign as a director following the next Board meeting, on September 27, 2019, and Michael Anstey, Bosun Hau, and Carolyn Ng advised the Company of their intentions to resign as directors on June 30, 2020.  Until July 18, 2019, Dr. Harland served as Chair of each of the Compensation Committee and the Nominating & Corporate Governance Committee; Dr. Anstey served as Chair of the Audit Committee and a member of the Nominating & Corporate Governance Committee; and Dr. Ng serve as a member of each of the Audit and Compensation Committees.  None of Drs. Harland’s, Anstey’s, or Ng’s or Mr. Hau’s resignations is due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the appointment of Ms. Bourque and Mr. Kender to the Board and the intended resignations of the other directors described above, the Board has also reconstituted its committees.  As of July 18, 2019, the Audit Committee of the Board consists of Mr. Kender, as Chair, Ms. Bourque, and Kate Bingham; the Compensation Committee consists of Mr. Kender, as Chair, and Ms. Bourque; and the Nominating & Corporate Governance Committee consists of Ms. Bourque, as Chair, and Ms. Bingham. The Company also formed a Strategic Committee, which consists of Kevin Lee, Mr. Kender and Pierre Legault.

A copy of the press release issued by the Company related to the above Board composition changes is attached to this Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(a)           Exhibits

99.1        Press Release issued July 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2019	BICYCLE THERAPEUTICS PLC

	By:	/s/ Lee Kalowski
	Name:	Lee Kalowski
	Title:	Chief Financial Officer